NATIONAL COAL CORP.
SECURITIES CONVERSION AGREEMENT

This Conversion Agreement ("***Agreement***") is made and entered as of this 5th day of September, 2007 (the "***Effective Date***"), by and between National Coal Corp., a Florida corporation (the "***Company***"), and the undersigned holder ("***Series A Holder***") of outstanding shares of the Series A Cumulative Convertible Preferred Stock of the Company.

WHEREAS, the Company desires to effectuate the conversion of the shares of Series A Cumulative Convertible Preferred Stock of the Company held by the Series A Holder (the "***Series A Shares***") by offering to the Series A Holder additional shares of the Company's common stock ("***Common Stock***") in connection with such conversion; and

WHEREAS, the Series A Holder desires to accept the Company's inducement and to convert the Series A Shares.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Conversion.** Within three business days of the Effective Date, the Series A Holder shall take all actions necessary to irrevocably convert the Series A Shares on the terms provided in the Articles of Amendment of the Articles of Incorporation of the Company filed on August 31, 2004, as amended ("***Articles of Amendment***"), including submitting to the Company a duly executed and completed conversion notice and the original stock certificate representing the Series A Shares. In the event that the stock certificate representing the Series A Shares has been lost, stolen or misplaced, the Series A Holder shall submit to the Company a duly notarized affidavit of lost certificate.

2. **Issuance of Additional Shares.** In consideration of the Series A Holder's conversion of the Series A Shares and upon the conversion thereof, the Company shall issue to the Series A Holder, in addition to the number of shares of Common Stock issuable to the Series A Holder upon conversion of the Series A Shares in accordance with the terms of the Articles of Amendment (the "***Conversion Shares***"), that number of shares of Common Stock (the "***Inducement Shares***") equal to the difference between (i) the number of shares that the Series A Holder would have received if the Conversion Value (as defined in the Articles of Amendment) for the Series A Shares was $3.00 and (ii) the Conversion Shares.

3. **Representations and Warranties.**

3.1 As a material inducement to the Series A Holder to enter into this Agreement, the Company represents to the Series A Holder that:

3.1.1 The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions set forth herein, have been duly authorized by all necessary corporate action on the part of the Company; and

3.1.2 This Agreement will be duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.2 As a material inducement to the Company to enter into this Agreement, the Series A Holder represents to the Company that:

3.2.1 The execution and delivery by the Series A Holder of this Agreement, and the consummation by the Series A Holder of the transactions set forth herein, have been duly authorized by all necessary action, corporate or otherwise, on the part of the Series A Holder;

3.2.2 This Agreement will be duly executed and delivered by the Series A Holder and will constitute a valid and binging obligation of the Series A Holder enforceable against the Series A Holder in accordance with its terms;

3.2.3 The Series A Holder has had reasonable opportunity to seek the advice of independent counsel respecting the terms of this Agreement and the implications thereof and has relied solely upon the advice of its own tax and legal advisors with respect to the tax and other legal aspects of this Agreement;

3.2.4 The Series A Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "***Securities Act***");

3.2.5 The Series A Holder has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

3.2.6 The Series A Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Inducement Shares to be issued to the Series A Holder under this Agreement. The Series A Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Inducement Shares and to obtain additional information necessary to verify any information furnished to the Series A Holder or to which the Series A Holder had access;

3.2.7 The Inducement Shares are being acquired for the Series A Holder's own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;

3.2.8 The Series A Holder understands that while the Conversion Shares have been registered, the Inducement Shares (i) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) will bear a legend to such effect;

3.2.9 The Series A Holder understands that the Inducement Shares are being offered and sold to the Series A Holder in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Series A Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Series A Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Series A Holder to acquire the Inducement Shares; and

3.2.10 The Series A Holder is not purchasing the Inducement Shares as a result of any advertisement, article, notice or other communication regarding the Inducement Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4. **Miscellaneous/General.**

4.1 Amendment. No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the Series A Holder and the Company.

4.2 Headings. Section headings are inserted herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

4.3 Governing Law; Jurisdiction. This Agreement and the performance of the transactions and obligations of the parties hereunder shall be governed by and construed solely in accordance with the internal laws of the State of Tennessee with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. By their execution of this Agreement, the parties hereby expressly and irrevocably (i) agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the State of Tennessee, (ii) submit to the in personam jurisdiction of the federal and state courts located in the State of Tennessee and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their registered agent, return receipt requested, with the same full force and effect as if personally served upon them in the State of Tennessee, and (iii) waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of litigation to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the non-prevailing party.

4.4 Counterparts; Facsimile; PDF. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument. Facsimile or portable document format signatures shall have the same binding effect as original signatures.

4.5 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and all prior conversations, negotiations, understandings and agreements between the parties hereto concerning the subject matter hereof are hereby expressly superseded.

IN WITNESS WHEREOF, this Agreement has been executed by the parties with the intent that it be effective as of the date first above written.

"COMPANY"

NATIONAL COAL CORP.,
a Florida corporation

By: ______________________________

Name: Daniel A. Roling
Title: President and CEO

"SERIES A HOLDER"

If Business Entity: Entity Name: ______________________

Date Signed: ______________ By: ______________________________

Name:
Title:

If Individual:

Date Signed: ______________

Stewart R Flink Jennifer B Flink
(Signature)

STEWART R. FLINK, Individually
(Print Name)
JENNIFER B. FLINK